   As filed with the Securities and Exchange Commission on November 16, 1995

                                     Registration Nos. __________ and _________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  ------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

         STARWOOD LODGING TRUST                                     STARWOOD LODGING CORPORATION

 (Exact name of registrant as specified                        (Exact name of registrant as specified
      in its governing instruments)                                 in its governing instruments)

   11845 West Olympic Blvd., Suite 550                           11845 West Olympic Blvd., Suite 560
     Los Angeles, California  90064                                Los Angeles, California  90064
             (310) 575-3900                                                (310) 575-3900
(Address of principal executive offices)                      (Address of principal executive offices)

                                  ------------
                Maryland                                                      Maryland
      (State or other jurisdiction                                  (State or other jurisdiction
    of incorporation or organization)                             of incorporation or organization)

               52-0901263                                                    52-1193298
  (I.R.S. employer identification no.)                          (I.R.S. employer identification no.)

            JEFFREY C. LAPIN                                              KEVIN E. MALLORY
  President and Chief Operating Officer                               Executive Vice President
   11845 West Olympic Blvd., Suite 550                           11845 West Olympic Blvd., Suite 560
     Los Angeles, California  90064                                Los Angeles, California  90064
             (310) 575-3900                                                (310) 575-3900
 (Name and address of agent for service)                       (Name and address of agent for service)

                                             Copies to:
        SHERWIN L. SAMUELS, Esq.                                        JAMES M. ASHER, Esq.
             Sidley & Austin                                          ROBERT E. KING, JR., Esq.
          555 West Fifth Street                                              Rogers & Wells
     Los Angeles, California  90013                                        200 Park Avenue
             (213) 896-6000                                           New York, New York  10166
                                                                           (212) 878-8000

                                  ------------

       Approximate date of commencement of proposed sale to the public:
  From time to time after the effective date of this Registration Statement.

                                  ------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
     Title of each class of                    |        Proposed Maximum            |         Amount of
  securities to be registered                  |     Aggregate Offering Price       |     Registration Fee
-------------------------------------------------------------------------------------------------------------
                                               |                                    |
 Shares of beneficial interest, $0.01 par      |                                    |
 value, of Starwood Lodging Trust(3) Paired    |                                    |
 with Shares of common stock, $0.01 par        |                                    |
 value, of Starwood Lodging Corporation(3)     |                                    |
                                               |                                    |
 Warrants to Purchase Paired Common Shares     |                                    |
                                               |                                    |
 Shares of Preferred Stock, $0.01 par value, of|                                    |
    Starwood Lodging Trust which may be        |                                    |
    paired with                                |                                    |
                                               |                                    |
 Shares of Preferred Stock, $0.01 par value, of|                                    |
    Starwood Lodging Corporation               |                                    |
                                               |                                    |
 Debt Securities                               |                                    |
                                               |                                    |
         Total                                 |  $500,000,000                      |  $100,000
=============================================================================================================

                             --------------------

      The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

     SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED NOVEMBER __, 1995

PROSPECTUS

                                  $500,000,000
                                STARWOOD LODGING

  STARWOOD LODGING TRUST                        STARWOOD LODGING CORPORATION

                       COMMON STOCK, WARRANTS, PREFERRED
                           STOCK AND DEBT SECURITIES

         Starwood Lodging Trust (the "Trust") and Starwood Lodging Corporation (the "Corporation" and, with the Trust, the "Company") may from time to time offer in one or more series: (i) shares of beneficial interest, $.01 par value, of the Trust (the "Trust Shares") and shares of common stock, $.01 par value, of the Corporation (the "Corporation Shares") which are "paired" and traded as units consisting of one Trust Share and one Corporation Share (the "Paired Common Shares"); (ii) warrants to purchase Trust Shares and warrants to purchase Corporation Shares which are "paired" and traded as units consisting of one warrant to purchase Trust Shares and one warrant to purchase a like number of Corporation Shares (the "Warrants"); (iii) shares of preferred stock, $.01 par value, of the Trust (the "Trust Preferred Shares") and shares of preferred stock, $.01 par value, of the Corporation (the "Corporation Preferred Shares" and, with the Trust Preferred Shares, the "Preferred Shares") which may, but are not required to, be "paired" with preferred stock of the other entity; and (iv) unsecured debt securities of the Trust or the Corporation (the "Debt Securities") with an aggregate public offering price of up to $500,000,000 (or its equivalent in another currency based on the exchange rate at the time of sale) in amounts, at prices and on terms to be determined at the time of offering. The Trust or the Corporation may from time to time offer in one or more series unsecured Debt Securities which may, but are not required to, be paired with Debt Securities of the other entity. The Paired Common Shares, Warrants, Preferred Shares and Debt Securities, (collectively, the "Securities") may be offered, separately or together, in separate series in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement").

         The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Paired Common Shares, any initial public offering price or, if applicable, information regarding the exchange of units of partnership interest ("Units") of SLT Realty Limited Partnership (the "Realty Partnership") and SLC Operating Limited Partnership (the "Operating Partnership") for Paired Common Shares; (ii) in the case of Warrants, the duration, offering price, exercise price and detachability, if applicable; (iii) in the case of Preferred Shares, the specific title and stated value, any dividend, liquidation, redemption, conversion, voting and other rights, and any initial public offering price; and
(iv) in the case of Debt Securities, the specific title, aggregate principal amount, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the issuer or repayment at the option of the holder, terms for sinking fund payments, covenants and any initial public offering price. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be appropriate to preserve the status of the Trust as a real estate investment trust ("REIT") for United States federal income tax purposes.

         The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such Prospectus Supplement.

                               ---------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                               ---------------

        NEITHER THE NEVADA GAMING COMMISSION NOR THE NEVADA STATE GAMING
          CONTROL BOARD HAS PASSED ON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS OR THE INVESTMENT MERITS OF THE SECURITIES
                     OFFERED HEREBY.  ANY REPRESENTATION TO
                           THE CONTRARY IS UNLAWFUL.

       THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR
           ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENTATION
                          TO THE CONTRARY IS UNLAWFUL.

               The date of this Prospectus is November __, 1995.





         The Securities may be offered directly, through agents designated from time to time by the Trust or the Corporation or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying Prospectus Supplement. See "Plan of Distribution." No Securities may be sold without delivery of a Prospectus Supplement describing the method and terms of the offering of such series of Securities.

                             AVAILABLE INFORMATION

         The Trust and the Corporation are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy or information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy or information statements and other information can be inspected and copied at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information concerning the Trust and the Corporation can also be inspected at the offices of the New York Stock Exchange, Public Reference Section, 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to the Trust, the Corporation and the Securities offered hereby, reference is made to the Registration Statement and exhibits thereto.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission under the Securities Act and the Exchange Act are incorporated in this Prospectus by reference and are made a part hereof:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

         2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

         3. The Company's Current Reports on Form 8-K, dated January 31, 1995, June 8, 1995, September 20, 1995 and October 31, 1995.

         4. The description of the Company's Paired Common Shares contained in the Company's Registration Statement on Form 8-A, filed on October 3, 1986 and any amendments or reports filed for the purpose of updating such descriptions which have been filed by the Company with the Commission.

         5. The financial statements of Embassy Suites - Tempe, Starwood Wichita Investors, L.P., Capitol Hill Suites, French Quarter Square and Sheraton Colony Square contained in the Company's Registration Statement on Form S-2 filed on May 8, 1995 (Registration Nos. 33-59155 and 33-59155-01).

         Each document filed by the Trust or the Corporation subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to termination of the offering of all Securities to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and shall be part hereof from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus (in the case of a statement in a previously-filed document incorporated or deemed to be incorporated by reference herein), in any accompanying Prospectus Supplement relating to a specific offering of Securities or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any accompanying Prospectus Supplement. Subject to the foregoing, all information appearing in this Prospectus and each accompanying Prospectus Supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

         Copies of all documents incorporated by reference, other than exhibits to such documents not specifically incorporated by reference therein, will be provided without charge to each person to whom this Prospectus is delivered, upon oral or written request to Jayne Gordon, 11845 West Olympic Boulevard, Suite 550, Los Angeles, California 90064.

                                  THE COMPANY

        The Company was reorganized, effective January 1, 1995, to combine the hotel investment and operating businesses of the Company with certain hotel investments of Starwood Capital Group, L.P. and certain of its affiliates (collectively, "Starwood Capital"). Management believes that the Company's unique "paired share" ownership structure gives it a competitive advantage over other hotel REITs and other hotel owner/operators with respect to owning and operating hotels, as discussed below. The Company has owned hotel assets since 1969 and has managed hotel assets since 1980. Starwood Capital has been an active opportunistic investor in the hotel industry over the last three years. As of September 30, 1995, the Company owned, operated and managed a geographically diversified portfolio of hotel assets (the "Hotel Assets"), including fee, ground lease and first mortgage interests in 46 hotel properties, comprising over 9,829 rooms located in 20 states. Thirty-four of such hotels are operated under licensing or franchise agreements with national hotel organizations, including Marriott(TM), Embassy Suites(TM), Omni(TM), Doubletree(TM), Radisson(TM), Residence Inn(TM), Holiday Inn(TM), Sheraton(TM), Best Western(TM), Days Inn(TM), Ramada(TM), Quality Inn(TM) and Harvey(TM).

         All of the Company's interests in the Hotel Assets are held by and its operations conducted through the Realty Partnership and the Operating Partnership, respectively. The Company is the sole general partner of each of the Realty Partnership and the Operating Partnership and as of September 30, 1995, owned a controlling interest of approximately 69.9% in each of the Realty Partnership and Operating Partnership. The remaining 30.1% interest in each of the Realty Partnership and the Operating Partnership is owned by Starwood Capital. As of September 30, 1995, Starwood Capital owned 30.5% of the equity interests of the Company on a fully diluted basis.

         The Company's paired share ownership structure is unique for a hotel REIT because its shareholders own both the owner, the Trust, and the operator, the Corporation, of the Company's hotels. Therefore, the Company's shareholders retain the economic benefits of both the lease payments received by the Trust and the operating profits realized by the Corporation while maintaining the tax benefits of the Trust's REIT status. The pairing arrangement creates total commonality of ownership, as the shares of beneficial interest of the Trust (the "Trust Shares") and the shares of common stock of the Corporation (the "Corporation Shares") are paired on a one for one basis and may only be held or transferred as units consisting of one Trust Share and one Corporation Share ("Paired Common Shares").

         The Trust was organized in 1969 as a Maryland real estate investment trust. The Trust's executive offices are located at 11845 West Olympic Boulevard, Suite 550, Los Angeles, California 90064; telephone (310) 575-3900.

         The Corporation is a Maryland corporation formed in 1980. The Corporation's executive offices are located at 11845 West Olympic Boulevard, Suite 560, Los Angeles, California 90064; telephone (310) 575-3900.

                                USE OF PROCEEDS

         The Company will contribute the entire net proceeds of any sale of Securities to the Realty Partnership and the Operating Partnership in return for securities of the Realty Partnership and the Operating Partnership equivalent to the Securities being sold.

         Except as otherwise provided in the applicable Prospectus Supplement, the Company, the Realty Partnership and the Operating Partnership intend to use any such net proceeds for working capital and general business purposes, which may include the reduction of certain outstanding indebtedness, the financing of future acquisitions and the improvement of certain properties in their portfolio.

         Pending application of the net proceeds, the Realty Partnership and the Operating Partnership will invest such portion of the net proceeds in interest-bearing accounts and short-term, interest-bearing securities, which, in the case of the Realty Partnership, are consistent with the Trust's intention to qualify for taxation as a REIT. Such investments may include, for example, obligations of the Government National Mortgage Association, other governmental and government agency securities, certificates of deposit, interest-bearing bank deposits and mortgage loan participations.

                      RATIOS OF EARNINGS TO FIXED CHARGES

         The following table sets forth the Company's consolidated ratios of earnings to fixed charges for the periods shown:

   Three Months                                        Year Ended December 31,
      Ended                 --------------------------------------------------------------------
September 30, 1995           1994            1993            1992           1991           1990
------------------          ------          ------          ------         ------         ------
      2.04x                 .90x(1)         .72x(1)         .69x(1)        .37x(1)         .42x(1)


(1) Earnings were inadequate to cover fixed charges by $9,439,000 in 1990, $10,305,000 in 1991, $4,457,000 in 1992, $4,201,000 in 1993 and
         $1,712,000 in 1994. These deficiencies occurred prior to the Reorganization in January 1995.

         The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of income (loss) before minority interest, extraordinary items, provisions for losses, gain
(loss) on sale and fixed charges (excluding capitalized interest). Fixed charges consist of interest expense (including interest costs capitalized), amortization of debt issuance costs and the portion of ground rent expense representing an interest factor. To date, the Company has not issued any preferred stock; therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are the same as the ratios presented above.

                         DESCRIPTION OF DEBT SECURITIES

         The Debt Securities will be issued under one or more indentures (an "Indenture"), in each case among the Trust or the Corporation, as the case may be, and a trustee (a "Trustee"). Any Indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made hereunder relating to any Indenture and the Debt Securities to be issued thereunder are summaries of the anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures and such Debt Securities.

GENERAL

         The Debt Securities will be direct, unsecured obligations of the Trust or the Corporation, as the case may be, and will either rank equally with all other unsecured and unsubordinated indebtedness of the issuing entity ("Senior Securities") or, if so provided in the applicable Prospectus Supplement, be subordinated in right of payment to the prior payment in full of the Senior Debt as defined below) of the issuing entity as described under "--Subordination" ("Subordinated Securities"). The Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the governing board of the Trust or the Corporation, respectively, or as established in one or more indentures supplemental to the applicable Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series.

         It is anticipated that any Indenture will provide that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under an Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee, and, except as otherwise indicated herein, any action described herein to be taken by a Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

         Reference is made to the Prospectus Supplement relating to the series of Debt Securities being offered for the specific terms thereof, including:

         (1) the title of such Debt Securities and whether such Debt Securities are Senior Securities or Subordinated Securities;

         (2) the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

         (3) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities that is convertible into Paired Common Shares or Preferred Shares, or the method by which any such portion shall be determined;

         (4) if convertible, the terms on which such Debt Securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of the Paired Common Shares or Preferred Shares receivable on conversion;

         (5) the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

         (6) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

         (7) the date or dates, or the method for determining such date or dates, from which any interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which any such date shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

         (8) the place or places where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, such Debt Securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon the Trust or the Corporation, as the case may be, in respect of such Debt Securities, and the applicable Indenture may be served;

         (9) the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities may be redeemed, as a whole or in part, at the option of the Trust or the Corporation, as the case may be, if the issuer is to have such an option;

         (10) the obligation, if any, of the issuer to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

         (11) if other than United States dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

         (12) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

         (13) the events of default or covenants of such Debt Securities, to the extent different from or in addition to those described herein;

         (14) whether such Debt Securities will be issued in certificated and/or book-entry form;

         (15) whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

         (16) the applicability, if any, of the defeasance and covenant defeasance provisions described herein, or any modification thereof;

         (17) whether and under what circumstances the Trust or the Corporation, as the case may be, will pay additional amounts on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether such issuer will have the option to redeem such Debt Securities in lieu of making such payment; and

         (18)    any other terms of such Debt Securities.

         The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). If material or applicable, special United States federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

         Except as described under "Merger, Consolidation or Sale" or as may be set forth in any Prospectus Supplement, an Indenture will not contain any other provisions that would limit the ability of either the Trust or the Corporation to incur indebtedness or that would afford holders of the Debt Securities protection in the event of (i) a highly leveraged or similar transaction involving the Trust or the Corporation, the management of the Trust or the Corporation, or any affiliate of any such party, (ii) a change of control, or
(iii) a reorganization, restructuring, merger or similar transaction involving the Trust or the Corporation that may adversely affect the holders of the Debt Securities. Restrictions on ownership and transfers of the Paired Common Shares and Preferred Shares are designed to preserve the Trust's status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Description of Paired Common Shares--Ownership Limits; Restrictions on Transfer; Repurchase and Redemption of Shares" and "Description of Preferred Shares--Ownership Limits; Restrictions on Transfer; Repurchase and Redemption of Shares." Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER

         Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series which are registered securities (other than registered securities issued in global form, which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof.

         Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and premium, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, the address of which will be stated in the applicable Prospectus Supplement, provided that, at the option of the Trust or the Corporation, as the case may be, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

         Any interest not punctually paid or duly provided for on any interest payment date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture.

         Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the Trustee referred to above. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the Trustee referred to above. Every Debt Security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Trustee, the Trust or the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Trustee) initially designated by the Trust or the Corporation, as the case may be, with respect to any series of Debt Securities, such entity may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Trust or the Corporation, as the case may be, will be required to maintain a transfer agent in each place of payment for such series. The Trust or the Corporation, as the case may be, may at any time designate additional transfer agents with respect to any series of Debt Securities.

         Neither the Trust, the Corporation nor the Trustee shall be required
(i) to issue, register the transfer of or exchange any Debt Security if such Debt Security may be among those selected for redemption during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of the Debt Securities to be redeemed and ending at the close of business on (A) if such Debt Securities are issuable only as registered securities, the day of the mailing of the relevant notice of redemption and (B) if such Debt Securities are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if such Debt Securities are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any registered security so selected for redemption in whole or in part, except, in the case of any registered security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to exchange any bearer security so selected for redemption except that such a bearer security may be exchanged for a registered security of that series and like tenor, provided that such registered security shall be simultaneously surrendered for redemption, or (iv) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid.

MERGER, CONSOLIDATION OR SALE

         Any of the Trust and the Corporation may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that (a) either the Trust or the Corporation, as the case may be, shall be the continuing entity, or the successor entity (if other than the Trust or the Corporation, as the case may be) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Trust, the Corporation or any subsidiary as a result thereof as having been incurred by the Trust, the Corporation or such subsidiary at the time of such transaction, no event of default under the indentures, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and (c) an officer's certificate and legal opinion covering such conditions shall be delivered to the Trustee.

CERTAIN COVENANTS

         Existence. Except as permitted under "--Merger, Consolidation or Sale," each of the Trust and the Corporation will be required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that each of the Trust and the Corporation shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business.

         Maintenance of Properties. Each of the Trust and the Corporation will be required to cause all of its material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Trust or the Corporation, as the case may be, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         Insurance. Each of the Trust and the Corporation will be required to, and will be required to cause each of its subsidiaries to, keep all of its insurable properties insured against lose or damage at least equal to their then full insurable value with insurers of recognized responsibility and, if described in the applicable Prospectus Supplement, having a specified rating from a recognized insurance rating service.

         Payment of Taxes and Other Claims. Each of the Trust and the Corporation, as the case may be, will be required to pay or discharge or cause to be paid or discharged before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon its income, profits or property or that of any subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Trust, the Corporation or any subsidiary; provided, however, that the Trust and the Corporation, as the case may be, shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

         Provision of Financial Information. Whether or not the Trust or the Corporation, as the case may be, is subject to Section 13 or 15(d) of the Exchange Act, the Trust or the Corporation, as the case may be, will, be required within 15 days of each of the respective dates by which the Company would have been required to file annual reports, quarterly reports and other documents with the Commission if the Company were so subject to (i) transmit by mail to all Holders of its Debt Securities, as their names and addresses appear in the security register for such Debt Securities, without cost to such Holders, copies of the annual reports and quarterly reports which the Trust or the Corporation, as the case may be, would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Trust or the Corporation, as the case may be, were subject to such Sections and (ii) file with any Trustee copies of the annual reports, quarterly reports and other documents which the Trust or the Corporation, as the case may be, would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Trust or the Corporation, as the case may be, were subject to such Sections and (iii) promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder.

         Additional Covenants. Any additional or different covenants of the Trust or the Corporation with respect to any series of Debt Securities will be set forth in the Prospectus Supplement relating thereto.

EVENTS OF DEFAULT, NOTICE AND WAIVER

         Each Indenture will provide that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (a) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (b) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series at its maturity; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance of any other covenant of the Trust or the Corporation contained in the applicable Indenture (other than a covenant added to such Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), such default having continued for 60 days after written notice as provided in such Indenture; (e) default in the payment of an aggregate principal amount exceeding a specified amount of any evidence of indebtedness of the Trust or the Corporation, as the case may be, or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Trust or the Corporation, as the case may be, or any Significant Subsidiary or any of their respective property; and (g) any other event of default provided with respect to a particular series of Debt Securities. The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Trust or the Corporation, as the case may be.

         If an event of default under any Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Trust or the Corporation, as the case may be (and to the applicable Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then outstanding under any Indenture, as the case may
be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the holders of not less than a majority in principal amount of outstanding Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) may rescind and annul such declaration and its consequences if (a) the Trust or the Corporation, as the case may be, shall have deposited with the applicable Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series (or of all Debt Securities then outstanding under any Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable Trustee and (b) all events of default, other than the non-payment of accelerated principal of (or specified portion thereof), with respect to Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in the Indenture. Any Indenture will also provide that the holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest on any Debt Security or such series or (y) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected thereby.

         Each Trustee will be required to give notice to the holders of Debt Securities within 90 days of a default under the applicable Indenture unless such default has been cured or waived; provided, however, that such Trustee may withhold notice to the holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest an any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if specified responsible officers of such Trustee consider such withholding to be in the interest of such holders.

         Each Indenture will provide that no holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the applicable Indenture or for any remedy thereunder, except in the ease of failure of the applicable Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates thereof.

         Subject to provisions in each Indenture relating to its duties in case of default, no Trustee will be under any obligation to exercise any of its rights or powers under an Indenture at the request or direction of any holders of any series of Debt Securities then outstanding under such Indenture, unless such holders shall have offered to the Trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under an Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or of exercising any trust or power conferred upon such Trustee. However, a Trustee may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve such Trustee in personal liability or which may be unduly prejudicial to the holders of Debt Securities of such series not joining therein.

         Within 120 days after the close of each fiscal year, the Trust or the Corporation, as the case may be, will be required to deliver to each Trustee a certificate, signed by one of several specified officers of the Company, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof.

MODIFICATION OF THE INDENTURES

         Modifications and amendments of an Indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding Debt Securities or series of outstanding Debt Securities which are affected by such modification or amendment, provided, however, that no such modification or amendment may, without the consent of the holder of each such Debt Security affected thereby. (a) change the stated maturity of the principal of, or premium (if any) or any installment of interest on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such Debt Security; (c) change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the above-stated percentage of outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in such Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such Debt Security.

         The holders of not less than a majority in principal amount of a series of outstanding Debt Securities have the right to waive compliance by the Trust or the Corporation, as the case may be, with certain covenants relating to such series of Debt Securities in the Indenture.

         Modifications and amendments of an Indenture will be permitted to be made by the Trust or the Corporation, as the case may be, and the respective Trustee thereunder without the consent of any holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another person to the Trust, or the Corporation, as the case may be, as obligor under such Indenture; (ii) to add to the covenants of the Trust or the Corporation, as the case may be, for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Trust or the Corporation, as the case may be, in such Indenture; (iii) to add events of default for the benefit of the holders of all or any series of Securities; (iv) to add or change any provisions of an Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of an Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Paired Common Shares or Preferred Shares of the Company; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in an Indenture, provided that such action shall not adversely affect the interests of holders of Debt Securities of any series in any material respect; or (x) to supplement any of the provisions of an Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect.

         Each Indenture will provide that in determining whether the holders of the requisite principal amount of outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (ii) the principal amount of a Debt Security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the United States dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above), (iii) the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to such indenture, and (iv) Debt Securities owned by the Trust, the Corporation or any other obligor upon the Debt Securities or any affiliate of the Trust, the Corporation or of such other obligor shall be disregarded.

         Each Indenture will contain provisions for convening meetings of the holders of Debt Securities of a series. A meeting will be permitted to be called at any time by the Trustee, and also, upon request, by the Trust, the Corporation, or other obligor of such Debt Securities or the holders of at least 10% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given as provided in such Indenture. Except for any consent that must be given by the holder of each Debt Security affected by certain modifications and amendments of an Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt

Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with an Indenture will be binding on all holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding Debt Securities of such series, will constitute a quorum.

         Notwithstanding the foregoing provisions, any Indenture will provide that if any action is to be taken at a meeting of holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding Debt Securities affected thereby, or of the holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such Indenture.

SUBORDINATION

         Upon any distribution to creditors of the Trust or the Corporation, as the case may be, in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any Subordinated Securities will be subordinated to the extent provided in the applicable Indenture in right of payment to the prior payment in full of all Senior Debt (as defined below), but the obligation of the Trust or the Corporation, as the case may be, to make payment of the principal and interest on such Subordinated Securities will not otherwise be affected. No payment of principal or interest will be permitted to be made on Subordinated Securities at any time if a default on Senior Debt exists that permits the holders of such Senior Debt to accelerate its maturity and the default is the subject of judicial proceedings or the Trust or the Corporation, as the case may be, receives notice of the default. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Trust or the Corporation, as the case may be, may recover more, ratably, than holders of Subordinated Securities.

         Unless otherwise specified in the applicable Prospectus Supplement, Senior Debt will be defined in the applicable Indenture as the principal of and interest on, or substantially similar payments to be made by the Trust or the Corporation, as the case may be, in respect of, the following, whether outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed: (a) indebtedness of the Trust or the Corporation, as the case may be, for money borrowed or represented by purchase-money obligations, (b) indebtedness of the Trust or the Corporation, as the case may be, evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other agreement, (c) obligations of the Trust or the Corporation, as the case may be, as lessee under leases of property either made as part of any sale and leaseback transaction to which the Trust or the Corporation, as the case may be, is a party or otherwise, (d) indebtedness of partnerships and joint ventures which is included in the consolidated financial statements of the Trust or the Corporation, as the case may be, (e) indebtedness, obligations and liabilities of others in respect of which the Trust or the Corporation, as the case may be, is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which the Trust or the Corporation, as the case may be, has agreed to purchase or otherwise acquire, and (f) any binding commitment of the Trust or the Corporation, as the case may be, to fund any real estate investment or to fund any investment in any entity making such real estate investment, in each case other than (1) any such indebtedness, obligation or liability referred to in clauses (a) through (f) above as to which, In the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated Securities or ranks pari passu with the Subordinated Securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of the Trust or the Corporation, as the case may be, to substantially the same extent as or to a greater extent than the Subordinated Securities are subordinated, and (3) the Subordinated Securities. There will not be any restrictions in an Indenture relating to Subordinated Securities upon the creation of additional Senior Debt.

         If this Prospectus is being delivered in connection with a series of Subordinated Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Debt outstanding as of the end of the most recent fiscal quarter of the Trust or Corporation, as the case may be.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

         The Trust or the Corporation, as the case may be, may be permitted under the applicable Indenture to discharge certain obligations to holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

         An Indenture may provide that, if certain provisions thereof are made applicable to the Debt Securities of or within any series pursuant to such Indenture, each of the Trust or the Corporation, as the case may be, may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") or (b) to be released from its obligations with respect to such Debt Securities under certain sections, of such Indenture (including the restrictions described under "Certain Covenants") and, if provided pursuant to such Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an event of default with respect to such Debt Securities "covenant defeasance"), in either case upon the irrevocable deposit by the Trust or the Corporation, as the case may be, with the Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, an the scheduled due dates therefor.

         Such a trust will only be permitted to be established if, among other things, the Trust or the Corporation, as the case may be, has delivered to the Trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue

Service or a change in applicable United States federal income tax law occurring after the date of the applicable Indenture.

         "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

         Unless otherwise provided in the applicable Prospectus Supplement, if after the Trust or the Corporation, as the case may be, has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (a) the holder of a Debt Security of such series is entitled to, and does elect pursuant to the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or (b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such Conversion Event based on the applicable market exchange rate. "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institution of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a foreign currency that erases to be used by its government of issuance shall be made in United States dollars.

         In the event the Trust or the Corporation, as the case may be, effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (d) under "Events of Default, Notice and Waiver" with respect to specified sections of the Indenture (which sections would no longer be applicable to such Debt Securities) or described in clause (g) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there had been covenant defeasance, the amount in such currency, currency unit or composite currency in which Such Debt Securities are payable, and Government Obligations on deposit with the applicable Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such event of default. However, the Trust or the Corporation, as the case may be, would remain liable to make payment of such amounts due at the time of acceleration.

         The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

CONVERSION RIGHTS

         The terms and conditions, if any, upon which any series of Debt Securities is convertible into Paired Common Shares or Preferred Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into Paired Common Shares or Preferred Shares, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Trust or the Corporation, as the case may be, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Debt Securities and any restrictions on conversion, including restrictions directed at maintaining the Trust's REIT status.

GLOBAL SECURITIES

         The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary ("the "Depositary") identified in the applicable Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

         The Declaration of Trust authorizes the Trust to issue 135 million shares of beneficial interests in the Trust, including (i) 100 million Trust Shares, with a par value of $0.01 per share, (ii) 20 million excess trust shares, with a par value of $0.01 per share ("Excess Common Trust Shares") and
(iii) 5 million excess Preferred Shares, with a par value of $0.01 per share ("Excess Preferred Trust Shares" and, together with the Excess Common Trust Shares, the "Excess Trust Shares"). The Declaration of Trust grants the Board of Trustees the power to create and authorize the issuance of up to 110 million shares (less any Trust Shares) of preferred shares ("Trust Preferred Shares") in one or more classes or series, having such voting rights, such rights to dividends and distribution and rights in liquidation, such conversion, exchange and redemption rights and such designations, preferences and participations and other limitations and restrictions as are not prohibited by the Declaration of Trust or applicable law and as are specified by the Board of Trustees in its discretion. As of September 30, 1995, the Board of Trustees had not created or authorized any class or series of Trust Preferred Shares and no Excess Trust Shares were outstanding.

         The Articles of Incorporation authorize the Corporation to issue 135 million shares, consisting of (i) 10 million shares of preferred stock, with a par value of $0.01 per share ("Corporation Preferred Shares"), (ii) 100 million Corporation Shares, (iii) 20 million shares of excess common stock, with a par value of $0.01 per share ("Excess Corporation Common Stock"), and (iv) 5 million shares of excess preferred stock, with a par value of $0.01 per share ("Excess Corporation Preferred Stock" and, together with the Excess Corporation Common Stock, the "Excess Corporation Stock"). The Corporation Preferred Shares are issuable in classes or series with such rights, preferences, privileges and restrictions as the Board of Directors may determine, including voting rights, redemption provisions, dividend rates, liquidation preferences and conversion rights. As of September 30, 1995, no such class or series of Corporation Preferred Shares had been established and no Excess Corporation Stock was outstanding.

         As of September 30, 1995 there were 13,809,658 Paired Common Shares outstanding. Each outstanding Paired Common Share entitles the holder to one vote on all matters presented to shareholders for a vote. The Trust and the Corporation have reserved for issuance 5,943,578 Paired Common Shares upon exchange of Units currently held by Starwood Capital.

PREEMPTIVE RIGHTS

         Holders of Trust Shares and Corporation Shares do not have preemptive rights with respect to the issuance of additional shares. Accordingly, any issuance of authorized but unissued shares could have the effect of diluting the earnings per share and book value per share of currently outstanding shares.

                        DESCRIPTION OF PREFERRED SHARES

         The following description of the Preferred Shares sets forth certain general terms and provisions of the Preferred Shares to which any Prospectus Supplement may relate. The statements below describing the Preferred Shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Declaration of Trust and the Articles of Incorporation and any applicable amendment to the Declaration of Trust or the Articles of Incorporation designating terms of a series of Preferred Shares (a "Designating Amendment").

         The Trust may authorize and issue Trust Preferred Shares without the issuance by the Corporation of corresponding shares, and the Corporation may authorize and issue Corporation Preferred Shares without the issuance by the Trust of corresponding shares. Furthermore, the Pairing Agreement does not limit the power of the Boards of the Trust and the Corporation to independently determine the rights, preferences and restrictions of such shares. However, if either the Trust or the Corporation were to issue Preferred Shares for which the other entity did not issue corresponding (i.e., paired) shares in such an amount that greater than 50% of such entity's beneficial equity interests were represented by such unpaired Preferred Shares, then the Trust and the Corporation could lose their status as "grandfathered" from the application of
Section 269B of the Code and jeopardize the Trust's ability to qualify as a REIT. Neither the Trust nor the Corporation intends to issue unpaired Preferred Shares in excess of such limitation.

TERMS

         Subject to the limitations prescribed by the Declaration of Trust and the Articles of Incorporation, respectively, each of the Board of Trustees and the Board of Directors is authorized to fix the number of shares constituting each series of Preferred Shares and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Trustees and the Board of Directors. The Preferred Shares will, when issued, be fully paid and nonassessable by the Trust or the Corporation, as the case may be, (except as described under "--Shareholder Liability" below) and will have no preemptive rights.

         Reference is made to the Prospectus Supplement relating to the Preferred Shares offered thereby for specific terms, including:

         (1) The title and stated value of such Preferred Shares and whether such Preferred Shares are paired;

         (2) The number of shares of such Preferred Shares offered, the liquidation preference per share and the offering price of such Preferred Shares;

         (3) The dividend rate(s), periodic) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Shares;

         (4) The date from which dividends on such Preferred Shares shall accumulate, if applicable;

         (5) The procedures for any auction and remarketing, if any, for such Preferred Shares;

         (6)     The provision for a sinking fund, if any, for such Preferred
                 Shares;

         (7) The provision for redemption, if applicable, of such Preferred Shares;

         (8) Any listing of such Preferred Shares on any securities exchange.

         (9) The terms and conditions, if applicable, upon which such Preferred Shares will be convertible into Paired Common Shares, including the conversion price (or manner of calculation thereof);

         (10) Whether interests in such Preferred Shares will be represented by Depositary Shares;

         (11) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Shares;

         (12) A discussion of federal income tax considerations applicable to such Preferred Shares;

         (13) The relative ranking and preferences of such Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Trust or the Corporation, respectively;

         (14) Any limitations on issuance of any series of Preferred Shares ranking senior to or on a parity with such series of Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Trust or the Corporation, respectively; and

         (15) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Trust as a REIT.

RANK

         Unless otherwise specified in the Prospectus Supplement, the Preferred Shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Trust or the Corporation, respectively, rank
(i) senior to all classes or series of Paired Common Shares, and to all equity securities ranking junior to such Preferred Shares; (ii) on a parity with all equity securities issued by the Trust or the Corporation, respectively, the terms of which specifically provide that such equity securities rank on a parity with the Preferred Shares; and (iii) junior to all equity securities issued by the Trust or the Corporation, respectively, the terms of which specifically provide that such equity securities rank senior to the Preferred Shares. The term "equity securities" does not include convertible debt securities.

DIVIDENDS

         Holders of the Preferred Shares of each series will be entitled to receive, when, as and if declared by the Board of Trustees or the Board of Directors, as the case may be, out of the respective assets of the Trust and the Corporation legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record us they appear on the share transfer books of the Trust or the Corporation, as the case may be, on such record dates as shall be fixed by the Board of Trustees or the Board of Directors.

         Dividends on any series of the Preferred Shares may be cumulative or noncumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement, if the Board of Trustees or the Board of Directors fails to declare a dividend payable on a dividend payment date on any series of the Preferred Shares for which dividends are non-cumulative, then the holders of such series of the Preferred Shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Trust or the Corporation, as the case may be, will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

         If Preferred Shares of any series are outstanding, no dividends will be declared or paid or set apart for payment on any capital stock of the Trust or the Corporation, as the case may be, of any other series ranking, as to dividends, on a parity with or junior to the Preferred Shares of such series for any period unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series for all past dividend periods and the then current dividend period or (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Preferred Shares of any series and the shares of any other series of Preferred Shares ranking on a parity as to dividends with the Preferred Shares of such series, all dividends declared upon Preferred Shares of such series and any other series of Preferred Shares ranking on a parity as to dividends with such Preferred Shares shall be declared pro rata so that the amount of dividends declared per share of Preferred Shares of such series and such other series of Preferred Shares shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Shares of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares does not have a cumulative dividend) and such other series of Preferred Shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Shares of such series which may be in arrears.

         Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends (other than in shares of Paired Common Shares or other capital shares ranking junior to the Preferred Shares of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the Paired Common Shares, or any other capital shares of the Trust or the Corporation, as the case may be, ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation, nor shall any shares of Paired Common Shares, or any other capital shares of the Trust or the Corporation, as the case may be, ranking junior to or an a parity with the Preferred Shares of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust or the Corporation, as the case may be, except by conversion into or exchange for other capital shares of the

Trust or the Corporation, as the case may be, ranking junior to the Preferred Shares of such series as to dividends and upon liquidation).

REDEMPTION

         If so provided in the applicable Prospectus Supplement, the Preferred Shares will be subject to mandatory redemption or redemption at the option of the Trust or the Corporation, as the case may be, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

         The Prospectus Supplement relating to a series of Preferred Shares that is subject to mandatory redemption will specify the number of shares of such Preferred Shares that shall be redeemed by the Trust or the Corporation, as the case may be, in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Shares does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Shares of any series is payable only from the net proceeds of the issuance of capital shares of the Trust or the Corporation, as the case may be, the terms of such Preferred Shares may provide that, if no such capital shares shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Shares shall automatically and mandatorily be converted into the applicable capital shares of the Trust or the Corporation, as the case may be, pursuant to conversion provisions specified in the applicable Prospectus Supplement.

         Notwithstanding the foregoing, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all shares of any series of Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends of the Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of any series of Preferred Shares shall be redeemed unless all outstanding Preferred Shares of such series is simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series to preserve the REIT status of the Trust or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series. In addition, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all outstanding shares of any series of Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividends periods and the then current dividend period, and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, the Trust or the Corporation, as the case may be, shall not purchase or otherwise acquire directly or indirectly any shares of Preferred Shares of such series (except by conversion into or exchange for capital shares of the Trust or the Corporation, as the case may be, ranking junior to the Preferred Shares of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series to preserve the REIT status of the Trust or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series.

         If fewer than all of the outstanding shares of Preferred Shares of any series are to be redeemed, the number of shares to be redeemed will be determined by the Trust or the Corporation, as the case may be, and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Trust or the Corporation, as the case may be.

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Shares of any series to be redeemed at the address shown on the share transfer books of the Trust or the Corporation, as the case may be. Each notice shall state:
(i) the redemption date, (ii) the number of shares and series of the Preferred Shares to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate, if fewer than all the shares of Preferred Shares of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Preferred Shares to be redeemed from each such holder. If notice of redemption of any Preferred Shares has been given and if the funds necessary for such redemption have been set aside by the Trust or the Corporation, as the case may be, in trust for the benefit of the holders of any Preferred Shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

LIQUIDATION PREFERENCE

         Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust or the Corporation, as the case may be, then, before any distribution or payment shall be made to the holders of any Paired Common Shares or any other class or series of capital shares of the Trust or the Corporation, as the case may be, ranking junior to the Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of the Trust or the Corporation, as the case may be, the holders of each series of Preferred Shares shall be entitled to receive out of assets of the Trust or the Corporation, as the case may be, legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Shares will have no right or claim to any of the remaining assets of the Trust or the Corporation, as the case may be. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Trust or the Corporation, as the case may be, are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Shares and the corresponding amounts payable on all shares of other classes or series of capital shares of the Trust or the Corporation, as the case may be, ranking on a parity with the Preferred Shares in the distribution of assets, then the holders of the Preferred Shares and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

         If liquidating distributions shall have been made in full to all holders of Preferred Shares, the remaining assets of the Trust or the Corporation, as the case may be, shall be distributed among the holders of any other classes or series of capital shares ranking junior to the Preferred Shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Trust or the Corporation, as the case may be, with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Trust or the Corporation, as the case may be, shall not be deemed to constitute a liquidation, dissolution or winding up of the Trust or the Corporation, as the case may be.

VOTING RIGHTS

         Holders of the Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

         Whenever dividends on any shares of Preferred Shares shall be in arrears for six or more consecutive quarterly periods, the holders of such shares of Preferred Shares (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional trustees or directors of the Trust or the Corporation, as the case may be, at a special meeting called by the holders of record of at least ten percent (10%) of any series of Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of stockholders. Directors so elected shall serve until the next annual meeting or until their respective successors are elected and qualify, or if sooner until all dividends in arrears have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire board of the Trust or the Corporation, as the case may be, will be increased by two trustees or directors.

         Unless provided otherwise for any series of Preferred Shares, so long as any shares of Preferred Shares remain outstanding, the Trust or the Corporation, as the case may be, will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of each series of Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of any class or series of capital stock ranking prior to such series of Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Trust or the Corporation, as the case may be, into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Declaration of Trust or the Articles of Incorporation or the Designating Amendment for such series of Preferred Shares, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust or the Corporation, as the case may be, may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other series of Preferred Shares, or (y) any increase in the amount of authorized shares of such series or any other series of Preferred Shares, in each case ranking on a parity with or junior to the Preferred Shares of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

         The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

CONVERSION RIGHTS

         The terms and conditions, if any, upon which any series of Preferred Shares is convertible into Paired Common Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of Paired Common Shares into which the shares of Preferred Shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Trust or the Corporation, as the case may be, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Preferred Shares and any restrictions on conversion, including restrictions directed at maintaining the Trust's REIT status.

OWNERSHIP LIMITS; RESTRICTIONS ON TRANSFER; REPURCHASE AND REDEMPTION OF SHARES

         As discussed below under "Description of Paired Common Shares--Ownership Limits; Restrictions on Transfer; Repurchase and Redemption of Shares," for the Trust to qualify as a REIT under the Internal Revenue Code of 1986, as amended ("the "Code"), not more then 50% in value of its outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals as defined in the Code to include certain entities) during the last half of a taxable year. To assist the Trust in meeting this requirement, the Trust may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of the Trust's outstanding equity securities, including any Preferred Shares of the Trust. Therefore, the Designating Amendment for each series of Preferred Shares may contain provisions restricting the ownership and transfer of the Preferred Shares. The applicable Prospectus Supplement will specify any additional ownership limitation relating to a series of Preferred Shares.

REGISTRAR AND TRANSFER AGENT

         The Registrar and Transfer Agent for the Preferred Shares will be set forth in the applicable Prospectus Supplement.

                      DESCRIPTION OF PAIRED COMMON SHARES

GENERAL

         All Paired Common Shares offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of shares of beneficial interest and to the provisions of the Declaration of Trust regarding Excess Trust Shares and the Articles of Incorporation regarding Excess Corporation Stock, holders of Paired Common Shares will be entitled to receive dividends if, as and when authorized and declared by the Board of Trustees or the Board of Directors, as the case may be, out of assets legally available therefor and to share ratably in the assets of the Trust or the Corporation legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Trust or the Corporation.

         The Paired Common Shares currently outstanding are listed for trading on the New York Stock Exchange (the "NYSE"). The Trust and the Corporation will apply to the NYSE to list the additional Paired Common Shares to be sold pursuant to any Prospectus Supplement, and the Trust and the Corporation anticipate that such shares will be so listed.

         Subject to the provisions of the Declaration of Trust regarding Excess Trust Shares and the Articles of Incorporation regarding Excess Corporation Stock, each outstanding Paired Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees or directors, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of beneficial interest, the holders of such Paired Common Shares will possess the exclusive voting power. There is no cumulative voting in the election of trustees or directors, which means that the holders of a majority of the outstanding Paired Common Shares can elect all of the trustees or directors then standing before election and the holders of the remaining shares of beneficial interest, if any, will not be able to elect any trustees or directors.

         Holders of Paired Common Shares have no conversion, sinking fund, redemption or preemptive rights to subscribe for any securities of the Trust of the Corporation, as the case may be.

         Subject to the provisions of the Declaration of Trust regarding Excess Shares and the Articles of Incorporation regarding Excess Corporation Stock, Paired Common Shares will have equal dividend, distribution, liquidation and other rights, and will have no preference, exchange, or except as expressly required by the Maryland statute governing real estate investment trusts formed under Maryland law (the "Maryland REIT Law") and the Maryland General Corporation Law, as amended (the "MGCL"), appraisal rights.

THE PAIRING AGREEMENT

         The Trust and the Corporation have entered into an agreement dated June 25, 1980, as amended (the "Pairing Agreement") pursuant to which all outstanding Trust Shares and Corporation Shares are "paired" on a one-for-one basis. The following is a summary of certain provisions of the Pairing Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the Pairing Agreement, a copy of which is incorporated by reference as an exhibit to the Registration Statement.

         Transfer of Paired Common Shares. Under the Pairing Agreement, Trust Shares are transferable only together with an equal number of Corporation Shares, and Corporation Shares are transferable only together with an equal number of Trust Shares. Certificates evidencing Trust Shares and Corporation Shares are required by the Pairing Agreement to include a reference to this transfer restriction. The Declaration of Trust and the Articles of Incorporation contain similar restrictions on the transfer of Trust Shares and Corporation Shares, as well as other restrictions on the transfer and ownership of Trust Shares and Corporation Shares. The Pairing Agreement also provides that any Excess Trust Shares and any Excess Corporation Stock which may be issued will be paired in the same manner as the Trust Shares and Corporation Shares are paired.

         Issuance of Shares. Under the Pairing Agreement, the Trust may not issue Trust Shares and the Corporation may not issue Corporation Shares unless provision is made for the acquisition by the same person of the same number of shares of the other entity. The Trust and the Corporation must agree on the manner and basis of allocating the consideration to be received upon such issuance, or on the payment by one entity to the other of cash or other consideration in lieu of a portion of the consideration to be received upon issuance of such Paired Common Shares.

         Share Dividends, Reclassifications and other Similar Events. Neither the Trust nor the Corporation may declare or pay any dividend or other distribution payable in Trust Shares or Corporation Shares, issue any rights or warrants to purchase Trust Shares or Corporation Shares, or subdivide, combine or otherwise reclassify such shares, unless the other entity concurrently takes the same action.

         Amendment and Termination. The Pairing Agreement may be amended by the Board of Trustees and the Board of Directors, provided that an amendment permitting the separate issuance and transfer of Trust Shares and Corporation Shares must be approved by a majority of each of the outstanding Trust Shares and the outstanding Corporation Shares. The Pairing Agreement may be terminated only with the affirmative vote of the holders of a majority of each of the outstanding Trust Shares and the outstanding Corporation Shares. Upon such termination, the Trust Shares and the Corporation Shares could be delisted by the NYSE if the Trust and the Corporation, respectively, did not as separate entities then meet the listing requirements of such Exchange.

         Preferred Shares. The Trust may authorize and issue other classes or series of shares of beneficial interest in addition to the Trust Shares without the issuance by the Corporation of corresponding shares, and the Corporation may authorize and issue shares of Corporation Preferred Stock without the issuance by the

Trust of corresponding shares. Furthermore, the Pairing Agreement does not limit the power of the Boards of the Trust and the Corporation to independently determine the rights, preferences and restrictions of such shares.

MARYLAND TAKEOVER LEGISLATION

         Under the MGCL, certain "business combinations" (including mergers, consolidations, share exchanges, or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland corporation or a Maryland real estate investment trust and any person who beneficially owns 10% or more of the voting power of the corporation's or trust's shares or an affiliate of the corporation or trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of the corporation or trust (an "Interested Stockholder") or an affiliate thereof, are prohibited or restricted unless exempted. The Company has exempted all "business combinations" involving any party from the business combination provisions of the MGCL.

         Under Maryland law, under certain circumstances "control shares" of a Maryland corporation or a Maryland real estate investment trust acquired in a "control share acquisition" may have no voting rights. The Company has exempted all control share acquisitions involving any person from the MGCL.

OWNERSHIP LIMITS; RESTRICTIONS ON TRANSFER; REPURCHASE AND REDEMPTION OF SHARES

         The Declaration of Trust and the Articles of Incorporation provide that, subject to certain exceptions specified in the Declaration of Trust and the Articles of Incorporation, no shareholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 8.0% of the capital stock, whether measured by vote, value or number of Paired Common Shares (other than for shareholders who owned in excess of 8.0% as of the date the Reorganization closed, who may not so own or be deemed to own more than the lesser of 9.9% or the number of Paired Common Shares they held on such date) of the outstanding Paired Common Shares or Preferred Shares which may be issued, or any combination thereof. The Board of Trustees and the Board of Directors may waive the Ownership Limitation if evidence satisfactory to the Board of Trustees and the Board of Directors and the tax counsel to the Trust and the Corporation is presented that such ownership will not jeopardize the Trust's status as a REIT. As a condition of such waiver, each of the Board of Trustees and the Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of the Trust. If shares which would cause the Trust to be beneficially owned by fewer than 100 persons are issued or transferred to any person, such issuance or transfer shall be null and void and the intended transferee will acquire no rights to the stock. Any acquisition of capital stock of the Trust or the Corporation and continued holding or ownership of capital stock of the Trust or the Corporation constitutes, under the Declaration of Trust and the Articles of Incorporation, a continuous representation of compliance with the Ownership Limitation.

         In the event of a purported transfer or other event that would, if effective, result in the ownership of Paired Common Shares or Preferred Shares in violation of the Ownership Limitation, such transfer with respect to that number of shares that would be owned by the transferee in excess of the Ownership Limitation would be deemed void ab initio and such Paired Common Shares or Preferred Shares would automatically be exchanged for Excess Shares or Excess Preferred Stock, respectively (collectively, "Excess Stock"), authorized by the Declaration of Trust and the Articles of Incorporation, according to rules set forth in the Declaration of Trust and the Articles of Incorporation, to the extent necessary to ensure that the purported transfer or other event does not result in ownership of Paired Common Shares or Preferred Shares or Excess Stock in violation of the Ownership Limitation. Any purported transferee or other purported holder of Excess Stock is required to give written notice to the Trust and the Corporation of a purported transfer or other event that would result in the issuance of Excess Stock.

         Any Excess Trust Shares and Excess Corporation Stock which may be issued will be "paired" in the same manner that the Trust Shares and the Corporation Shares are currently paired. Excess Stock is not Treasury stock but rather continues as issued and outstanding capital stock of the Trust and the Corporation. While outstanding, Excess Stock will be held in trust. The trustees of such trusts shall be appointed by the Trust and the Corporation and shall be independent of the Trust, the Corporation and the holder of Excess Stock. The beneficiary of such trust shall be one or more charitable organizations selected by the trustee. If, after the purported transfer or other event resulting in an exchange of Paired Common Shares or Preferred Shares for Excess Stock and prior to the discovery by the Trust and the Corporation of such exchange, dividends or distributions are paid with respect to the Paired Common Shares or Preferred Shares that were exchanged for Excess Stock, then such dividends or distributions are to be repaid to the trustee upon demand for payment to the charitable beneficiary. While Excess Stock is held in trust, an interest in that trust may be transferred by the trustee only to a person whose ownership of Paired Common Shares or Preferred Shares will not violate the Ownership Limitation, at which time the Excess Stock will be automatically exchanged for the same number of Paired Common Shares or Preferred Shares of the same type and class as the Paired Common Shares or Preferred Shares for which the Excess Stock was originally exchanged. The Declaration of Trust and the Articles of Incorporation contain provisions that are designed to ensure that the purported transferee or other purported holder of the Excess Stock may not receive in return for such a transfer an amount that reflects any appreciation in the Paired Common Shares or Preferred Shares for which such Excess Stock was exchanged during the period that such Excess Stock was outstanding. Any amount received by a purported transferee or other purported holder in excess of the amount permitted to be received must be turned over to the charitable beneficiary of the trust. If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any Excess Stock may be deemed, at the option of the Trust and the Corporation, to have acted as an agent on behalf of the Trust and the Corporation in acquiring or holding such Excess Stock and to hold such Excess Stock on behalf of the Trust and the Corporation.

         The Declaration of Trust and the Articles of Incorporation further provide that the Trust and the Corporation may purchase, for a period of 90 days during the time the Excess Stock is held in trust, all or any portion of the Excess Stock from the original transferee- shareholder at the lesser of the price paid for the Paired Common Shares or Preferred Shares by the purported transferee (or if no notice of such purchase price is given, at a price to be determined by the Board of Trustees and the Board of Directors, in their sole discretion, but no lower than the lowest market price of such stock (based on the market price of the Paired Common Shares or Preferred Shares) at any time during the period in which the Excess Stock is held in trust) and the closing market price for the Paired Common Shares or Preferred Shares on the date the Trust and the Corporation exercise their option to purchase. The 90-day period begins on the date of the violative transfer if the original transferee-shareholder gives notice to the Trust and the Corporation of the transfer or (if no notice is given) the date the Board of Trustees and the Board of Directors determine that a violative transfer has been made.

         The Ownership Limitation will not be removed automatically even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as otherwise described above, any change in the Ownership Limitation would require an amendment to the Declaration of Trust and the Articles of Incorporation. Amendments to the Declaration of Trust and to the Articles of Incorporation generally require the affirmative vote of holders owning a majority of the outstanding Trust Shares and Corporation Shares respectively, except that changes to the Ownership Limitation require two-thirds approval. In addition to preserving the Trust's status as a REIT, the Ownership Limitation may have the effect of precluding an acquisition of control of the Trust and the Corporation without the approval of the Board of Trustees and the Board of Directors.

         All persons who own, directly or by virtue of the attribution provisions of the Code, 5% or more (or such other percentage as may be required by the Code or regulations promulgated thereunder) of the outstanding Paired Common Shares, Preferred Shares or Excess Stock must file an affidavit with the Trust and the Corporation containing the information specified in the Declaration of Trust and the Articles of Incorporation before January 30 of each year. In addition, each shareholder shall upon demand be required to disclose to the Trust and the Corporation in writing such information with respect to the direct, indirect and constructive ownership of shares as the Board of Trustees or the Board of Directors deems necessary to comply with the provisions of the Declaration of Trust and the Articles of Incorporation or the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

CONVERTIBLE NOTES

         In order to facilitate an underwritten offering by the Company of Paired Common Shares, any underwriters will purchase a series of Starwood Lodging Convertible Notes (the "Notes"). The Notes will be automatically converted into Paired Common Shares (at a conversion price equal to the public offering price of the Paired Common Shares) upon certification to the Trustee (defined below) of the transfer of beneficial ownership of the Notes to any person or entity which is not an underwriter or a selected dealer in the offering or an affiliate of any of either. The automatic conversion will take place without physical delivery of the Notes to any transferee of an underwriter, selected dealer or affiliate: such transferee will receive only a certificate for the Paired Common Shares issued upon such conversion. The structure of such an offering is designed to avoid the possibility that the underwriters, selected dealers and the affiliates of either, or any of them, acquire 8.0% or more of the Paired Common Shares in violation of the Ownership Limitation. See "Description of Paired Common Shares -- Ownership Limits; Restrictions on Transfer; Repurchase and Redemption of Shares."

         Because the Notes automatically will be converted into Paired Common Shares upon sale to the public, no market for the Notes is expected to develop. The following description of the Notes is provided in the event that any Notes are acquired and held by any underwriter, selected dealer or affiliate of any of either, in whose hands the Notes do not automatically convert into Paired Common Shares.

         The Notes are to be issued under an indenture (the "Note Indenture") to be dated as of the date of such underwritten offering between the Company and the trustee (the "Note Trustee"). The following statements relating to the Notes and the Note Indenture are summaries, do not purport to be complete and are qualified in their entirety by reference to the Notes and the Note Indenture.

         The Notes will not bear interest. The Notes will be issued in registered form in denominations of the same dollar amount as a multiple of the public offering price of the Paired Common Shares and will be unsecured, several obligations of the Trust and the Corporation maturing on the date six months after the date of the Note Indenture. At the option of the Company, the maturity date of the Notes may be extended at any time or from time to time, by written notice to the Note Trustee prior to the maturity date, including any extension thereof, to a date not later than the second anniversary of the initial maturity date.

         There are no redemption or sinking fund provisions applicable to the Notes and the Notes are not subject to redemption prior to maturity by the Trust and the Corporation or either of them.

         The following are Events of Default under the Note Indenture: failure of the Trust or the Corporation to pay principal owing by it in respect of any Note when due; failure of the Trust or the Corporation to comply with any of its other agreements in the Notes or the Note Indenture, continued for 90 days after notice is given as provided in the Note Indenture; and certain events of bankruptcy, insolvency or reorganization. If an Event of Default occurs and is continuing, either the Note Trustee or the holders of at least 25% in aggregate principal amount of the Notes outstanding may declare the entire principal amount of the Notes to be due and payable immediately.

         The Note Indenture provides that, subject to the duty of the Note Trustee during default to act with the required standard of care, the Note Trustee will be under no obligation to exercise any of its rights or powers under the Note Indenture unless it shall have received reasonable security and indemnity from the holders of the Notes against any costs, expenses or liabilities. Subject to such provisions for the indemnification of the Note Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Note Trustee or exercising any trust or power conferred on the Note Trustee.

         The Note Indenture does not require the Company to furnish to the Note Trustee any periodic evidence as to the absence of any default under the Note Indenture or the compliance by the Company with the terms of the Note Indenture.

         The Note Indenture or the Notes may be amended or supplemented without the consent of the noteholders in certain circumstances and with the consent of holders of at least a majority of the principal amount of the Notes at the time outstanding, subject to certain exceptions. Any past default, or compliance with any provision may be waived with the consent of the holders of a majority of the principal amount of the Notes at the time outstanding.

REGISTRAR AND TRANSFER AGENT

         The Registrar and Transfer Agent for the Paired Common Shares is First Interstate Bank, Ltd., Los Angeles, California.

                            DESCRIPTION OF WARRANTS

         The Company may issue Warrants for the purchase of Debt Securities, Preferred Shares or Paired Common Shares. Warrants may be issued independently or together with Debt Securities, Preferred Stock or Paired Common Shares offered by any Prospectus Supplement and may be attached to or separate from such Securities. Each series of Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of offered Warrants. The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following summaries of certain provisions of the Warrant Agreements and Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement and the Warrant certificates relating to each series of Warrants which will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of Warrants.

         The applicable Prospectus Supplement will describe the terms of such Warrants, including the following where applicable: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the currencies in which the price of such Warrants may be payable; (v) the designation, aggregate principal amount and terms of the securities purchasable upon exercise of such Warrants;
(vi) the designation and terms of the series of Debt Securities, Preferred Shares or Paired Common Shares with which such Warrants are being offered and the number of such Warrants being offered with each such security; (vii) the date, if any, on and after which such Warrants and the related securities will be transferable separately; (viii) the price at which and currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such Warrants may be purchased; (ix) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (vi) any material United States federal income tax consequences; (vii) the terms, if any, on which the Company may accelerate the date by which the Warrants must be exercised; and (viii) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

                              PLAN OF DISTRIBUTION

         The Trust and the Corporation may sell Securities to or through underwriters, and also may sell Securities directly to either purchasers or through agents.

         The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Paired Common Shares may also be issued to certain holders of Units in exchange for their Units pursuant to the partnership agreements of the Realty Partnership and the Operating Partnership.

         In connection with the sale of Securities, underwriters may receive compensation from the Trust, the Corporation, or from purchasers of Securities, for whom they may act as agents, in the form of discounts, concessions, or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions they receive from the Trust or the Corporation and any profit on the resale of Securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Trust or the Corporation will be described, in the Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, each series of Securities will be a new issue with no established trading market, other than the Paired Common Shares which are listed on the NYSE. Any Paired Common Shares sold pursuant to a Prospectus Supplement will be listed on such exchange. The Trust or the Corporation may elect to list any series of Debt Securities or Preferred Shares on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for any of the Securities.

         Under agreements the Trust and the Corporation may enter into, underwriters, dealers, and agents who participate in the distribution of Securities may be entitled to indemnification by the Trust or the Corporation against certain liabilities, including liabilities under the Securities Act.

         Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, the Trust or the Corporation in the ordinary course of business.

         If so indicated in the applicable Prospectus Supplement, the Trust or the Corporation, as the case may be, will authorize underwriters or other persons acting as the Trust's or the Corporation's agents to solicit offers by certain institutions to purchase Securities from the Trust or the Corporation pursuant to contracts providing for payment and delivery at a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Trust or the Corporation, as the case may be. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

                                 LEGAL MATTERS

         Sidley & Austin, Chicago, Illinois, has passed upon the validity of the issuance of the Securities offered pursuant to this Prospectus. Lawyers at Sidley & Austin own or hold options to purchase an aggregate of 12,227 Paired Common Shares. Rogers and Wells, New York, New York will act as counsel to any underwriters, dealers or agents. Rogers & Wells acted as counsel to Starwood Capital in connection with the Reorganization. Sidley & Austin and Rogers & Wells will rely upon the opinion of Piper & Marbury, Baltimore, Maryland, as to matters of Maryland law.

                                    EXPERTS

         The separate and combined financial statements and financial statement schedules of Starwood Lodging Trust and Starwood Lodging Corporation as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, and the financial statements of the Doubletree Club Hotel of Rancho Bernardo incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports also incorporated by reference herein. Such financial statements and financial statement schedules have been incorporated by reference herein in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         The financial statements of Embassy Suites--Tempe, Starwood Wichita Investors, L.P., Capitol Hill Suites, and French Quarter Square and the Schedules of Operating Revenue and Certain Expenses for the French Quarter Square to the extent and for the periods included in their reports (which, with respect to French Quarter Square, contain an explanatory paragraph relating to certain litigation disputing the ownership of the underlying real property as more fully described in Note 7 to the financial statements), have been audited by Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of Sheraton Colony Square as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 have been audited by Ernst & Young LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

======================================================        =====================================================


       NO DEALER, SALESPERSON OR OTHER INDIVIDUAL
HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE                           $500,000,000
ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE
OFFERING MADE BY THIS PROSPECTUS.  IF GIVEN OR MAKE,
SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE
RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY                         STARWOOD LODGING
OR ANY AGENT, DEALER OR UNDERWRITER.  THIS                                         TRUST
PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR
A SOLICITATION OR AN OFFER TO BUY, ANY SECURITY                              STARWOOD LODGING
OTHER THAN THE REGISTERED SECURITIES OF THE COMPANY                             CORPORATION
OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE
AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO
BUY THE SECURITIES BY ANYONE IN ANY JURISDICTION                          COMMON STOCK, WARRANTS,
WHERE SUCH AN OFFER WOULD BE UNLAWFUL.  NEITHER THE                         PREFERRED STOCK AND
DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE                                 DEBT SECURITIES
HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN
IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN
THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE
AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.


                  ------------------                                        ------------------

                  TABLE OF CONTENTS                                              PROSPECTUS

                                                                            ------------------
                                                 PAGE
                                                 ----
Available Information . . . . . . . . . . . .
Incorporation of Certain Documents
  by Reference  . . . . . . . . . . . . . . .
The Company . . . . . . . . . . . . . . . . .      5
Use of Proceeds . . . . . . . . . . . . . . .      6
Ratios of Earnings to Fixed Charges . . . . .      6
Description of Debt Securities  . . . . . . .      7
Description of Capital Stock  . . . . . . . .     18
Description of Preferred Shares . . . . . . .     19
Description of Paired Common Shares . . . . .     25
Description of Warrants . . . . . . . . . . .     30
Plan of Distribution  . . . . . . . . . . . .     31
Convertible Notes . . . . . . . . . . . . . .
Legal Matters . . . . . . . . . . . . . . . .     32
Experts . . . . . . . . . . . . . . . . . . .     32

======================================================        =====================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*


Registration Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 100,000
NYSE Listing Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Rating Agencies Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Printing and Engraving Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Legal fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Accounting Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Blue Sky Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Fees and Expenses of Transfer Agent, Trustee and Depositary . . . . . . . . . . . . . . . . . . . .
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

         Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $

*  Expenses are estimated except for the registration fee.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Certain provisions of the MGCL provide that the Company may, and in some circumstances must, indemnify the trustees, directors and officers of the Company against liabilities and expenses incurred by such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the statute. The Corporation's Articles of Incorporation and the Trust's Declaration of Trust provide that the Corporation and Trust shall indemnify its directors, trustees and officers to the extent permitted by the MGCL.

         The Company has entered into indemnification agreements with its directors, trustees and executive officers providing for the maintenance of directors, trustees and officers liability insurance, subject to certain conditions, and the indemnification of and advancement of expenses to such directors, trustees and executive officers.

ITEM 16.  EXHIBITS.

         The following exhibits are filed herewith or incorporated herein by reference. Documents indicated by an asterisk *) are filed herewith.

                   EXHIBIT
                     NO.                    DESCRIPTION OF EXHIBIT
                   -------                  ----------------------
                      2 Formation Agreement dated as of November 11, 1994 among the Trust, the Corporation, Starwood Capital Group, L.P., Berl Holdings L.P., Starwood Apollo Hotel Partners I, L.P., Starwood Apollo Hotel Partners VIII, L.P., Starwood Apollo Hotel Partners IX, L.P. and Starwood Nomura Hotel Investors, L.P. (incorporated by reference to Exhibit 2 to the Trust's and the Corporation's Joint Current Report on Form 8-K dated November 16, 1994 (the "November 1994 Form 8-K")).

                     3.1 Amended and Restated Declaration of Trust of the Trust dated June 6, 1988, as amended (incorporated by reference to Exhibit 3A to the Trust's and the Corporation's Joint Current Report on Form 8-K dated January 31, 1995 (the "January 1995") Form 8-K")).

                     3.2 Amendment and Restatement of Articles of Incorporation of the Corporation, as amended (incorporated by referenced to Exhibit 3B to the January 1995 Form 8-K).

                     3.3 Trustees' Regulations of the Trust, as amended (incorporated by referenced to Exhibit 3.3 to the Trust's and the Corporation's Joint Annual Report on Form 10-K for the year ended December 31, 1994 (the "1994 Form 10-K")).

                     3.4 By-laws of the Corporation, as amended (incorporated by reference to Exhibit 3.4 to the 1994 Form 10-K).

                    4.1(1)     Form of Indenture for Convertible Notes

                     4.2(1)    Form of Convertible Notes

                     5(1)      Opinion of Counsel.

                    12.1(1)    Computation of Ratio of Earnings to Fixed
                               Charges.

                    23.1(1)    Consent of Independent Public Accountants.

                    23.2(1)    Consent of Counsel (included in Exhibit 5).

                     24 Powers of Attorney (contained in the signature pages hereto).

                     26(1)     Form T-1 of Trustee for the Notes.

--------------
(1) To be filed by amendment.

ITEM 17  UNDERTAKINGS.

         Each of the undersigned Registrants hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such Registrant pursuant to the provisions described in Item 15 above, or otherwise, such Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Registrants hereby further undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of 17 C.F.R.) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to

Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrants hereby further undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrants further undertake that:

         (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 16th day of November, 1995.

                                           STARWOOD LODGING TRUST

                                           By:  /s/ Jeffrey C. Lapin
                                           _______________________________
                                           President and Chief Operating
                                                      Officer

                               POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Jeffrey C. Lapin and Ronald C. Brown, and each of them, as his attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate and any registration statement for the offering that is to be effective upon filing Pursuant to Rule 462(b) under the Securities Act of 1933, as amended.




      /s/ Barry S. Sternlicht          Chairman, Chief Executive Officer and Trustee      November 16, 1995
______________________________________
          Barry S. Sternlicht          (Principal Executive Officer)


       /s/ Jeffrey C. Lapin            President, Chief Operating Officer and Trustee     November 16, 1995
______________________________________
           Jeffrey C. Lapin


        /s/ Ronald C. Brown            Vice President (Principal Financial and            November 16, 1995
______________________________________
            Ronald C. Brown            Accounting Officer)


        /s/ Bruce W. Duncan            Trustee                                            November 16, 1995
______________________________________
            Bruce W. Duncan


       /s/ Madison F. Grose            Trustee                                            November 16, 1995
______________________________________
           Madison F. Grose


       /s/ Stephen R. Quazzo           Trustee                                            November 16, 1995
______________________________________
           Stephen R. Quazzo


       /s/ William E. Simms            Trustee                                            November 16, 1995
______________________________________
           William E. Simms


        /s/ Daniel H. Stern            Trustee                                            November 16, 1995
______________________________________
            Daniel H. Stern

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 16th day of November, 1995.

                                        STARWOOD LODGING CORPORATION


                                        By: /s/ Kevin E. Mallory
                                            -----------------------------------
                                            Executive Vice President

                               POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Kevin E. Mallory and Kenneth J. Biehl, and each of them, as his attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate and any registration statement for the offering that is to be effective upon filing Pursuant to Rule 462(b) under the Securities Act of 1933, as amended.



        /s/ Earle F. Jones             Chairman of the Board of Directors and             November 16, 1995
______________________________________
            Earle F. Jones             Director



       /s/ Kevin E. Mallory            Executive Vice President (Principal Executive      November 16, 1995
______________________________________
           Kevin E. Mallory            Officer)



       /s/ Kenneth J. Biehl            Vice President and Controller (Principal           November 16, 1995
______________________________________
           Kenneth J. Biehl            Financial and Accounting Officer)


         /s/ Bruce M. Ford             Director                                           November 16, 1995
______________________________________
             Bruce M. Ford


      /s/ Graeme W. Henderson          Director                                           November 16, 1995
______________________________________
          Graeme W. Henderson